Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012 relating to the financial statements, which appears in Comstock Holding Companies, lnc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

McLean, VA

July 25, 2012